UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2013

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2013, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 3 to Employment Agreement with Eric A. Danziger, President and Chief Executive Officer, Wyndham Hotel Group. The amendment extends the term of Mr. Danziger’s employment from the current termination date of November 17, 2013 to November 17, 2014. Except as indicated herein, all other material terms of the employment agreement remain in effect.

On March 15, 2013, the Company entered into Amendment No. 2 to Employment Agreement with Franz S. Hanning, President and Chief Executive Officer, Wyndham Vacation Ownership. The amendment increases Mr. Hanning’s annual base salary rate from $690,000 to $715,000 effective as of the date of the amendment and increases his target annual incentive compensation award opportunity from $700,000 to $800,000 effective January 1, 2013. Except as indicated herein, all other material terms of the employment agreement remain in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
Date: March 19, 2013		Nicola Rossi
Chief Accounting Officer